UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2024

CATERPILLAR INC.

(Exact name of registrant as specified in its charter)

Delaware	1-768	37-0602744
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

5025 N. O'Connor Boulevard
Suite 100, Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 891-7700

Former name or former address, if changed since last report: N/A

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange which registered
Common Stock ($1.00 par value)	CAT	The New York Stock Exchange
5.3% Debentures due September 15, 2035	CAT35	The New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 12, 2024, Caterpillar Inc. (the “Company”) held a virtual 2024 Annual Shareholders Meeting (the “Annual Meeting”). Set forth below are the voting results for each of the matters submitted to a vote of the Company’s shareholders at the Annual Meeting.

Proposal 1 - Company Proposal - Election of Directors

All nominees for election to the Company’s Board of Directors named in the Proxy Statement were elected, each to a one-year term, with the following vote:

Director	For	Against	Abstain	Broker Non-Votes
Daniel M. Dickinson	326,660,785	18,932,620	934,022	74,004,102
James C. Fish, Jr.	341,428,127	4,271,250	828,049	74,004,102
Gerald Johnson	340,106,896	5,605,381	815,150	74,004,102
David W. MacLennan	327,003,152	18,718,624	805,651	74,004,102
Judith F. Marks	341,824,512	3,873,416	829,499	74,004,102
Debra L. Reed-Klages	336,570,392	9,183,291	773,744	74,004,102
Susan C. Schwab	333,731,841	11,960,261	835,325	74,004,102
D. James Umpleby III	325,887,710	19,643,492	996,225	74,004,102
Rayford Wilkins, Jr.	333,800,457	11,879,631	847,339	74,004,102

Proposal 2 - Company Proposal - Ratification of Independent Registered Public Accounting Firm

The proposal requesting ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2024 was approved with the following vote:

For	Against	Abstain
403,595,983	16,114,120	821,426

Proposal 3 - Company Proposal - Advisory Vote to Approve Executive Compensation

The proposal requesting that the shareholders of the Company approve executive compensation, on an advisory basis, was approved with the following vote:

For	Against	Abstain	Broker Non-Votes
321,850,327	22,746,919	1,930,181	74,004,102

Proposal 4 - Shareholder Proposal - Independent Board Chairman

The proposal requesting that the Board of Directors adopt a policy, and amend governing documents as necessary, requiring that two separate people hold the offices of Chairman of the Board of Directors and Chief Executive Officer was not approved based on the following vote:

For	Against	Abstain	Broker Non-Votes
108,014,627	236,756,305	1,756,038	74,004,102

Proposal 5 - Shareholder Proposal – Lobbying Disclosure

The proposal requesting that the Board of Directors issue an annual report describing certain Company lobbying and policy influence activities was not approved based on the following vote:

For	Against	Abstain	Broker Non-Votes
79,632,882	263,694,581	3,199,944	74,004,102

Proposal 6 - Shareholder Proposal – Director Board Service

The proposal requesting that the Board of Directors adopt a policy, and amend governing documents as necessary, forbidding directors from simultaneously sitting on the board of directors of two or more other companies and two or more non-corporate organizations was not approved based on the following vote:

For	Against	Abstain	Broker Non-Votes
5,325,304	339,010,066	2,192,057	74,004,102

Item 7.01 Regulation FD Disclosure

On June 12, 2024, the Board of Directors declared a quarterly cash dividend of one dollar and forty-one cents ($1.41) per share of Company common stock, payable on August 20, 2024 to shareholders of record at the close of business on July 22, 2024. The per share dividend of $1.41 is an increase of eleven cents from the previous quarterly dividend of $1.30 per share. On the same date, the Board added $20.0 billion to the Company’s current share repurchase authorization, which was launched in 2022 with no expiration date. With the new authorization, the Company may repurchase up to approximately $21.8 billion of its common stock. On the same date, the Company issued a press release announcing the dividend increase and updated repurchase authorization. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K, including Exhibit 99.1 is being furnished in accordance with the provisions of General Instructions B.2 of Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit

Number	Description

99.1	Caterpillar Inc. press release dated June 12, 2024
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATERPILLAR INC.

June 14, 2024	By:	/s/ Derek Owens
Derek Owens
Chief Legal Officer and General Counsel